EXHIBIT 99.7
                          NOTICE OF GUARANTEED DELIVERY

         This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated August __, 2001 (the "Prospectus"), of WaveRider Communications Inc., a Nevada corporation ("WaveRider"), if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on _________, 2001 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "Distribution of Rights and Subscription Procedures - Notice of Guaranteed Delivery" in the Prospectus. Payment of the Subscription Price of $1.__ per unit, each consisting of one share of Common Stock and one common stock purchase warrant (the "Unit") subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) trading days after the date of execution of the Notice of Guaranteed Delivery.

The address, telephone and facsimile numbers of the Subscription Agent are as follows:

If by First Class Mail, Registered Mail or Overnight Delivery:

                            Corporate Stock Transfer
                       3200 Cherry Creek Drive, Suite 430
                             Denver, Colorado 80209
                                 (303) 282-4800
                              (303) 282-5800 (fax)

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSMILIE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELVIERY.

Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by WaveRider Communications, Inc. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for Unit per Subscription Right represented by such Subscription Certificate and shares set forth below pursuant to the Over-Subscription Privilege described in the
Prospectus:

No. of Shares subscribed for pursuant to Basic Subscription Privilege:

                                     -------------------------------------
                                     Plus
No. of Shares subscribed for pursuant to Over-Subscription Privilege:

                                     -------------------------------------
                                    TOTAL:

                                     -------------------------------------
            Multiplied by the Subscription Price of $___ per share:
                              TOTAL PAYMENT DUE:
                                     =====================================

         The undersigned understands that the payment of the Subscription Price of $___ per share for each Unit subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

         [  ]  is being delivered to the Subscription Agent herewith; or

         [ ] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

                   [ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has been cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

                   [  ]  certified check

                   [  ]  bank draft (cashier's check)

                   [  ]  postal, telegraphic or express money order

                   [  ]  wire transfer of immediately available funds

If by certified check, bank or express money order, please provide the following information:

         Name of maker: _____________________________

         Date of check, draft or money order: ____________________________

         Bank on which check is drawn or issuer of money order: ________________



Signature(s):     ____________________________    Address:______________________

                   ----------------------------   -----------------------
                                                  (please type or print)


Name(s): _____________________________            Telephone: ___________________

             _____________________________        Telephone: ___________________
            (please type or print)                (please type or print)

Subscription Certificate No.(s): __________________

                 THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                              GUARANTEE OF DELIVERY

        (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

         The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three OTC trading days after set forth below, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm: __________________________________

Address: _______________________________________

Area Code and Telephone No.: _____________________

Authorized Signature: ____________________________

Name: _________________________________________
         (please type or print)

Title: __________________________________________

Date: ____________________

         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.